First Century Bankshares, Inc.

FIRST
CENTURY
BANK

2011 Annual Stockholder’s Meeting 2011 Annual Stockholder’s Meeting April 26, 2011 April 26, 2011 Exhibit 99.1

At a Glance At a Glance Headquarters in Bluefield, WV Founded in 1891 Banking operations in WV and VA ° 12 banking offices ° 17 ATM’s Trust Division with $316 million in assets under management

# First Century Bank locations

OHIO
Parkersburg
WEST VIRGINIA
Weston
Buckhannon
Elkins
Winche
Pt. Pleasant
Ripley
SINKS OF GANDY
Front
Ashland
Huntington
St. Albans
Charleston
Harris
Summersville
Richwood
Staunton
Madison
sville
Beckley
Lewisburg
Covington
Lexington
KENTUCKY
Hinton
Pikeville
Princeton
Lynchburg
zard
Bluefield
Radford
Roanoke
Pulaski
an
Norton
Marion
VIRGINIA
79
77
81

Wytheville Branch locations Oceana

For The Year 2006 2007 2008 2009 2010
Net Income $4,489 $4,688 $3,685 $315 $2,141
Return on Assets (average) 1.12% 1.10% 0.85% 0.07% 0.51%
Return on Equity  (beginning) 12.49% 12.20% 9.12% 0.76% 5.43%
5-year Summary
5-year Summary
Assets:  $408 million
2010 – “no growth” strategy
Focused on asset quality
(Dollars in Thousands)

5-year Summary
5-year Summary
2006 2007 2008 2009 2010
Per Share Data
Net Income $2.28 $2.39 $1.93 $0.17 $1.12
Cash Dividend $1.05 $1.10 $1.11 $0.96 $0.60
Book Value $19.58 $21.16 $21.74 $20.73 $21.00
Tangible Book Value $16.94 $18.44 $19.01 $18.01 $18.28
Market Value $28.00 $25.50 $15.65 $15.00 $12.00
Market/Book Value % 143.00% 120.51% 71.99% 72.36% 57.14%
Market/Tangible BV % 165.29% 138.29% 82.33% 83.29% 65.65%
For The Year
Net Income $4,489 $4,688 $3,685 $315 $2,141
Return on Assets (average) 1.12% 1.10% 0.85% 0.07% 0.51%
Return on Equity  (beginning) 12.49% 12.20% 9.12% 0.76% 5.43%
At Year-End
Total Assets $410,948 $433,879 $425,694 $408,387 $407,989
Total Deposits $357,355 $362,755 $358,031 $350,320 $352,341
Total Loans (net) $290,088 $294,491 $293,930 $282,041 $254,382
Total Equity $38,432 $40,405 $41,365 $39,456 $39,971
(Dollars in Thousands, Except Per Share Data)

Weakened economy
Weakened borrowers
Unsettled financial industry
High regulatory scrutiny
Regulatory Reform –
Consumer Financial Protection Agency (CFPA)
Implementation of Dodd-Frank Act
Environmental Protection Agency – affect on coal
industry
Changing rules

EARNINGS 2008 2009 2010
Net Income $3,685 $315 $2,141
ROAA 0.85% 0.07% 0.51%
ROAE 8.96% 0.76% 5.31%
FDIC Assessments $55 $890 $606
Net Charge-offs $214 $3,825 $386
Additions to Allowance $235 $1,635 $1,550
ALLL to Total Loans 0.91% 1.51% 2.26%
Total Allowance $2,690 $4,325 $5,875
Total Risk-based Capital $40,843 $40,524 $41,411
Total RBC % 13.30% 13.56% 15.08%
(Dollars in Thousands)

First Century has a strong capital position
Minimum to be
considered
Actual “Well Capitalized”
Tier 1 Capital to Avg. Assets 9.00% 5.00%
Tier 1 Capital to Risk Weighted Assets        13.82% 6.00%
Total Capital to Risk Weighted Assets         15.08% 10.00%
Data as of 12/31/10

TRUST ASSETS
$334
$341
$267
$294
$316
$350
$300
$250
$200
$150
$100
$50
$0
2006
2007
2008
2009
2010

Trust Assets Trust Assets

Anticipate limited growth opportunities in 2011
Reduce levels of criticized and classified assets
Timely identification of problems
Proper risk ratings and reserve allocations for any potential problem asset
Maintain a  pattern of selective growth over the near term as the market strengthens
Focus on infrastructure improvement
°
Efficiency
°
Staffing study
°
Current market penetration
Analyze I-81 corridor for strategic opportunities
Maintain sound capital position
Work to enhance shareholder return

Our vision will be that we provide a fair and consistent return for you, our shareholders. Our focus continues to be on three critical areas ° Asset Quality ° Liquidity ° Capital

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